UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 5, 2016

    VISUALANT, INCORPORATED

(Exact name of Registrant as specified in its charter)

Nevada	001-37479	90-0273142
(State or jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500 Union Street, Suite 420

Seattle, Washington 98101

                (206) 903-1351

(Address of Registrant’s principal executive office and telephone number)

EXPLANATORY NOTE

This Amendment to Form 8-K is being filed to correct the Certificate of Designation, Preferences and Rights of the Series C Convertible Preferred Stock.

Item 1.01 Entry into a Material Definitive Agreement.

Closing of Stock Purchase Agreements with an Accredited Investor

On August 5, 2016, the Company closed a Series C Preferred Stock and Warrant Purchase Agreement with an accredited investor for the purchase of $1,250,000 of preferred stock with a conversion price of $0.70 per share. The preferred has a yield of 8% and an ownership blocker of 4.99%. In addition, the investor received 100% warrant coverage with five year warrants having a strike price of $0.70. Both the Series C and warrants were included in a registration statement filed by the Company.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Certificate of Designations, Preferences and Rights of Series C Convertible Preferred Stock

On August 31, 2016, the Company filed with the State of Nevada a Certificate of Correction to the Certificate of Designations of Preferences, Powers, Rights and Limitations for the Series C Redeemable Convertible Preferred Stock. The Certificate authorized 5,000 shares of Series C Preferred Stock at a par value of $.001 per share that is convertible into common stock at $0.70 per share, with certain adjustments as set forth in the Certificate.

The foregoing description of the transaction is qualified in its entirety by reference to the complete terms and conditions of the Preferred Stock and Warrant Purchase Agreement, the Warrant to Purchase Shares Registration Rights, the Registration Rights Agreement, the Certificate of Correction to the Certificate of Designations, Preferences and Rights of Series C Convertible Preferred Stock, copies of which are attached to this Current Report on Form 8-K as Exhibit 10.1-10.4, and incorporated by reference into this Item 1.01 and 5.03.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits –

Exhibit No.	Description

10.1

Form of Preferred Stock and Warrant Purchase Agreement by and between Visualant, Incorporated and accredited investor. (incorporated by reference to the Company’s Current Report on Form 8-K, filed August 11, 2016)

10.2	Form of Warrant to Purchase Shares by and between Visualant, Incorporated and accredited investor. (incorporated by reference to the Company’s Current Report on Form 8-K, filed August 11, 2016)

10.3	Form of Registration Rights Agreement by and between Visualant, Incorporated and accredited investor. (incorporated by reference to the Company’s Current Report on Form 8-K, filed August 11, 2016)

10.4	Certificate of Correction and Certificate of Designations, Preferences and Rights of Series C Convertible Preferred Stock. (incorporated herewidth)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Registrant: VISUALANT, INCORPORATED

By:	/s/ Ronald P. Erickson
Ronald P. Erickson, CEO

January 9, 2017